UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, the Board of Directors (the “Board”) of IDEAYA Biosciences, Inc. (the “Company”) appointed Andres Ruiz Briseno as Principal Accounting Officer of the Company, effective July 1, 2023, in connection with the promotion of Mr. Briseno to Senior Vice President, Head of Finance and Investor Relations. Mr. Briseno, age 37, has over 10 years of finance and operations experience working with public and private life science companies. Mr. Briseno joined the Company as Vice President, Head of Business Operations and Investor Relations in November 2021. From July 2021 to October 2021, Mr. Briseno was Senior Vice President, Finance & Principal Accounting Officer at Neumora Therapeutics, a biotechnology company. Previously, he held roles at the Company from August 2016 to July 2021, including most recently as Vice President, Finance. Prior to joining the Company in 2016, Mr. Briseno held several roles at Pharmacyclics, Inc., including as Associate Director, Financial Planning and Analysis. Prior to that, Mr. Briseno held roles at Theravance, Inc., and in PricewaterhouseCoopers’ audit and assurance practice where he focused on life science and venture capital clients. Mr. Briseno obtained his B.S. in Business Administration with a concentration in Corporate Financial Management from San Jose State University and is a Certified Public Accountant, licensed in the state of California.

In connection with Mr. Briseno’s promotion, the Company and Mr. Briseno entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), effective July 1, 2023. The Amended Employment Agreement provides for Mr. Briseno’s base salary, target cash incentive, benefit plan participation and severance benefits.

The foregoing is only a summary description of the Amended Employment Agreement, does not purpose to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

In connection with Mr. Briseno’s promotion, on June 29, 2023, the Compensation Committee of the Board granted Mr. Briseno an option to purchase 22,500 shares of the Company’s common stock at an exercise price of $23.23, the closing trading price of the Company’s stock on June 29, 2023.

There are no family relationships between Mr. Briseno and any director or executive officer of the Company and there are no transactions in which Mr. Briseno has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: July 3, 2023	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer